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Exhibit 23.1

Consent of Independent Certified Public Accountants

        We have issued our report dated February 6, accompanying the consolidated financial statements, as of and for the years ended December 31, 2001 and 2000 included in the Annual Report of Centiv, Inc. on Form 10-K for the years ended December 31, 2001 and 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of Centiv, Inc. on Form S-3 dated April 26, 2002.

/s/ Grant Thornton, LLP

Chicago, Illinois
April 24, 2002

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  Exhibit 23.1